                                                                  Exhibit 10.1.2






                       VALUE CITY DEPARTMENT STORES, INC.,
                                AS THE BORROWER,

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                   AS LENDERS,

                                       AND

                               NATIONAL CITY BANK
         AS A LENDER, A LETTER OF CREDIT ISSUER, THE SWING LINE LENDER,
               THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, AND
                           AS THE DOCUMENTATION AGENT

                                 AMENDMENT NO. 2
                                   AND WAIVER
                                   DATED AS OF
                                DECEMBER 11, 2000
                                       TO
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                                   DATED AS OF
                                 MARCH 15, 2000

                                                                  Exhibit 10.1.2


         AMENDMENT NO. 2 AND WAIVER TO CREDIT AGREEMENT

         THIS AMENDMENT NO. 2 AND WAIVER TO CREDIT AGREEMENT, dated as of December 11, 2000 ("THIS AMENDMENT"), is among VALUE CITY DEPARTMENT STORES, INC., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"), the financial institutions listed on the signature pages hereof (collectively, the "LENDERS"), and NATIONAL CITY BANK, a national banking association, as a Lender, the Swing Line Lender, a Letter of Credit Issuer, the Collateral Agent, the Documentation Agent and as Administrative Agent (in such latter capacity, the "ADMINISTRATIVE AGENT").

         PRELIMINARY STATEMENTS:

         1. The Borrower, the Lenders, and the Agents named above entered into the Amended and Restated Credit Agreement, dated as of March 15, 2000, as amended by Amendment No. 1 dated as of May 9, 2000 (the "CREDIT AGREEMENT"). Capitalized terms used in this Amendment and not otherwise defined have the meanings assigned such terms in the Credit Agreement.

         2. The Borrower has failed to comply with the covenants set forth in
Section 9.7 through 9.11 of the Credit Agreement and the provisions of Section 10.1(e) of the Credit Agreement as it pertains to existing defaults under the terms of the Subordinated Bridge Debt, and Events of Default under the Credit Agreement have occurred and are continuing as a result of these failures to comply (such Events of Default hereinafter collectively called the "EXISTING DEFAULTS").

         3. An Affiliate of Borrower has agreed to purchase the Subordinated Bridge Debt and restructure and modify the same in a manner satisfactory to the Required Lenders and Borrower, and has agreed to further provide the Borrower and its Subsidiaries with a secured credit facility subject to the terms of the SSC Credit Agreement (as defined herein).

         4. The Borrower has requested the Lenders to waive the Existing Defaults and to amend the Credit Agreement in certain respects.

         5. The Lenders have agreed to the Borrower's requested waiver and amendments on the terms and subject to the conditions set forth in this Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Borrower, the Lender, and the Administrative Agent hereby agree as follows:

         SECTION 1. AMENDMENTS TO CREDIT AGREEMENT.

         Subject to the satisfaction of each of the conditions to effectiveness set forth in Section 5, the Credit Agreement is hereby amended as follows:

         1.1. DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety:

                                                                  Exhibit 10.1.2

                  "CONSOLIDATED TANGIBLE NET WORTH" shall mean at any time for the determination thereof (i) all amounts that, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date, PLUS (ii) the outstanding principal balance of the Subordinated Bridge Debt as at such date, REDUCED BY (iii) the sum (without duplication), on a consolidated basis, of the following, to the extent reflected as consolidated assets: (A) any write-up in the book value of any assets subsequent to the date of the most recent financial statements referred to in section 7.8(a), (B) goodwill, (C) organizational expenses, research and development expenses, patents, trademarks, copyrights licenses and other intangible assets, (D) unamortized debt discount and expense, (E) securities which are not readily marketable, (F) cash or Cash Equivalents held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness, and (G) any items not included in the foregoing clauses (A) through (F) that are treated as intangibles in accordance with GAAP, PROVIDED that in no event shall Consolidated Tangible Net Worth include any amounts in respect of Redeemable Stock.

                  "SECURITY AGREEMENT" shall mean, collectively, the security agreement referred to in section 6.1(c) and the Borrower Security Agreement.

                  "SUBORDINATED BRIDGE DEBT" shall mean the Borrower's issuance of Subordinated Indebtedness in the aggregate principal amount of $75,000,000, pursuant to a Senior Subordinated Convertible loan agreement dated as of March 15, 2000, between the Borrower and Prudential Securities Credit Corp., LLC, as amended, modified, supplemented, restated or assigned to SSC and as amended and modified from time to time, including without limitation, any Subordinated Indebtedness which is convertible to any other security of the Borrower or any of its Subsidiaries or Affiliates and continuing subsequent to any such conversion of any Indebtedness.

         1.2. ADDITIONAL DEFINITIONS. Section 1.1 of the Credit Agreement is amended to add the following defined terms in appropriate alphabetic order:

                  "BORROWER SECURITY AGREEMENT" shall mean the security agreement by and among the Borrower, its Subsidiaries party thereto, and the Collateral Agent dated as of December __, 2000.

                  "BORROWING BASE" shall mean as of any date an amount equal to the sum of

                           (i) 80% of Eligible Receivables,

                           (ii) 65% of Eligible Inventory, and

                           (iii) VCM Inventory Factor

         each as determined from time to time by the Collateral Agent on the basis of the information shown in the most recent Borrowing Base Certificate delivered to the

                                                                  Exhibit 10.1.2

         Collateral Agent by the Borrower pursuant to section 8.1(d), PROVIDED that, if in any calendar month the Borrower fails timely to deliver a Borrowing Base Certificate to the Collateral Agent as required by section 8.1(d) with respect to the preceding calendar month, the Collateral Agent may in its reasonable discretion reduce any of the above percentages until the Business Day following the date such Borrowing Base Certificate is actually delivered to the Collateral Agent.

                  "BORROWING BASE CERTIFICATE" shall have the meaning specified in section 8.1(d).

                  "CONSOLIDATED WORKING CAPITAL" shall mean (i) total Current Assets of the Borrower and its Subsidiaries on a consolidated basis and in accordance with GAAP, less (ii) total Current Liabilities of the Borrower and its Subsidiaries on a consolidated basis and in accordance with GAAP.

                  "CURRENT ASSETS" shall mean, with respect to any person, at any date, the aggregate amount of all assets of such person that would be classified as current assets on a balance sheet of such person at such date in accordance with GAAP.

                  "CURRENT LIABILITIES" shall mean, with respect to any person, at any date, the aggregate amount of all liabilities of such person that would be classified as current liabilities on a balance sheet of such person at such date in accordance with GAAP (including tax and other proper accruals and the current portion of any Indebtedness). Notwithstanding the foregoing, in the case of the Borrower, the unpaid principal amount of the Notes shall, if no Default or Event of Default shall have occurred and be continuing, not be considered a Current Liability.

                  "ELIGIBLE INVENTORY" shall mean merchandise inventories owned by a Credit Party, stated at the lower of cost or market, using the retail method (determined in accordance with GAAP) PROVIDED that no inventory shall be considered Eligible Inventory, if it is:

                           (1) not subject to a first priority perfected
                  security interest in favor of the Collateral Agent created pursuant to the Security Agreement;

                           (2) not in conformity in all material respects with
                  (A) all standards imposed by any governmental agency or authority, and (B) all representations, warranties and covenants with respect to inventory contained in this Agreement or any of the other Credit Documents;

                           (3) not finished goods that are in good and saleable
                  condition (as determined in accordance with GAAP and any applicable legal requirements);

                           (4) not located in the United States or in transit to
                  or from the United States;

                           (5) subject to any claim that a supplier or other
                  creditor of a Credit Party or any Affiliate of any Credit Party, has asserted that might rank equally

                                                                  Exhibit 10.1.2

                  with or superior to the security interest of the Collateral Agent granted pursuant to any of the Security Documents; and

                           (6) Limited Inventory.

         Without limiting the foregoing, the Collateral Agent, in its reasonable discretion in accordance with its customary business practices and in a commercially reasonable manner and upon one day's notice to Borrower, may exclude from Eligible Inventory inventory other than inventory described in clauses (1) through (6) above.

                  "ELIGIBLE RECEIVABLES" shall mean the gross outstanding balance of trade accounts receivable arising out of sales of goods or performance of services in the ordinary course of business by a Credit Party LESS all finance charges, late fees and other unearned fees, and LESS reserves for doubtful accounts determined in accordance with GAAP, PROVIDED that no account will be treated as an Eligible Receivable if:

                           (1) it is not subject to a first priority perfected
                  security interest in favor of the Collateral Agent created pursuant to the Security Agreement;

                           (2) the account debtor has disputed liability on the
                  account, or asserted any claim against the Borrower or its Subsidiaries, or any of their respective Affiliates;

                           (3) the accounts of such account debtor represent
                  more than 10% of the Eligible Receivables, but only such excess shall not constitute Eligible Receivables (provided however, for the purposes of clarification, that this clause
                  (3) shall not apply to credit card settlements);

                           (4) it has remained unpaid for a period exceeding 90
                  days after the date of the invoice therefor, or the date the related goods are shipped or delivered, if earlier;

                           (5) in cases where 10% or more in dollar amount of
                  the accounts due from an account debtor are or have become ineligible under clause (4) above, the Collateral Agent believes, in its reasonable business judgment, that collection of accounts from such account debtor is insecure;

                           (6) the account debtor is an Affiliate of the
                  Borrower or any of its Subsidiaries;

                           (7) the Borrower or any of its Subsidiaries, to be
                  entitled to collect the account, is required to perform any additional substantial service for, or perform or incur any additional obligation to, the account debtor;

                           (8) the account debtor has filed a petition for
                  relief under the Bankruptcy Code (or similar action under any successor law), made a general assignment for the benefit of creditors, had filed against it any petition or other

                                                                  Exhibit 10.1.2

                  application for relief under the Bankruptcy Code (or similar action under any successor law), failed, suspended business operations, become insolvent, has admitted in writing its inability to pay its debts as they mature, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs;

                           (9) the account is denominated in other than United
                  States Dollars, payable outside the United States, or payable by an account debtor located outside the United States, UNLESS such account is fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Collateral Agent, and such irrevocable letter of credit has been assigned to and is in the possession of the Collateral Agent; or

                           (10) the account is an account of the United States
                  Government or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, UNLESS the Collateral Agent has perfected a first priority security interest in such account, subject to compliance with the Assignment of Claims Act of 1940, as amended, or other similar applicable laws or regulations.

         Without limiting the foregoing, the Collateral Agent, in its reasonable discretion in accordance with its customary business practices and in a commercially reasonable manner and upon one day's notice to Borrower, may exclude from Eligible Receivables accounts other than the accounts described in clauses (1) through (10) above.

                  "LIMITED" means The Limited, Inc. and its Affiliates.

                  "LIMITED AGREEMENT" shall mean that certain Agreement dated as of December 2000 by and between the Borrower and Limited, as the same may be amended, restated and supplemented from time to time in accordance with the provisions of section 9.19.

                  "LIMITED DOCUMENTS" shall mean the Limited Agreement, the Limited Security Agreement, and each and every other agreement, document, and financing statement executed in connection therewith.

                  "LIMITED INVENTORY" shall mean the merchandise inventory of the Borrower or its Subsidiaries (as initially identified on Exhibit C to the Limited Agreement as "Excess Merchandise") subject to a lien in favor of Limited pursuant to the Limited Documents from time to time.

                  "LIMITED SECURITY AGREEMENT" shall mean that certain Security Agreement dated as of December 2000 by and between the Borrower and Limited, as the same may be amended, restated and supplemented from time to time in accordance with the provisions of section 9.19.

                  "SSC" shall mean Schottenstein Stores Corporation, a Delaware corporation and the majority shareholder of the Borrower.

                                                                  Exhibit 10.1.2

                  "SSC CREDIT AGREEMENT" shall mean the Credit Agreement dated as of December __, 2000 between the Borrower and SSC, as the same may be amended, waived, or otherwise modified from time to time.

                  "SSC DEBT" shall mean the Indebtedness incurred pursuant to the SSC Credit Agreement.

                  "SSC DOCUMENTS" shall mean the SSC Credit Agreement, the SSC Security Agreement, and each other document executed and delivered in connection with the SSC Credit Agreement.

                  "SSC SECURITY AGREEMENT" shall mean the Security Agreement dated as of December __, 2000 by the Borrower in favor of SSC, as the same may be amended, waived, or otherwise modified from time to time, entered into in connection with the SSC Credit Agreement.

                  "SUBORDINATION AGREEMENT" shall mean the Subordination Agreement dated as of December ___, 2000 between SSC and the Administrative Agent substantially in the form of Exhibit G hereto, as the same may be amended, waived, or otherwise modified from time to time.

                  "VCM ELIGIBLE INVENTORY" shall mean one-half of the merchandise inventories owned by VCM, Ltd., stated at the lower of cost or market, using the retail method, less any applicable reserves for shrinkage, obsolescence or slow-moving goods (determined in accordance with GAAP) PROVIDED that no inventory shall be considered VCM Eligible Inventory, if it is not:

                           (1) in conformity in all material respects with all
                  standards imposed by any governmental agency or authority;

                           (2) finished goods that are in good and saleable
                  condition (as determined in accordance with GAAP and any applicable legal requirements);

                           (3) located in the United States or in transit to or
                  from the United States; and

                           (4) free of any claim that a supplier or other
                  creditor of VCM, Ltd. or any Affiliate of VCM, Ltd., has asserted that might rank equally with or superior to the security interest of National City Bank.

         Without limiting the foregoing, the Collateral Agent, in its reasonable discretion in accordance with its customary business practices and in a commercially reasonable manner and upon one day's notice to Borrower, may exclude from VCM Eligible Inventory inventory other than inventory described in clauses (1) through (4) above.

                  "VCM INVENTORY FACTOR" shall mean the lesser of:

                                                                  Exhibit 10.1.2

                  (a)  65% of VCM Eligible Inventory; and

                  (b)  the Reserved Amount.

         1.3. NO BORROWINGS IN EXCESS OF BORROWING BASE. Section 2.1 of the Credit Agreement is amended by adding the following at the end thereof:

                  Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall have no right to incur any new or additional Loans or obtain any new or increased Letter of Credit, and no Lender or Letter of Credit Issuer shall have any obligation to make any new or additional Loans or issue or increase the Stated Amount of any Letter of Credit, if immediately after giving effect thereto the Borrowing Base then in effect is such that any Loans would be required to be prepaid, or any Letter of Credit Outstandings would be required to be cash collateralized, pursuant to section 5.2 hereof.

         1.4. PRICING CHANGES. The Pricing Grid Table contained in section 2.8(g) of the Credit Agreement is amended and restated in its entirety as follows:

                               PRICING GRID TABLE
                           (EXPRESSED IN BASIS POINTS)

--------------------------------------------- ---------------------- ------------------------ ----------------------
RATIO OF
CONSOLIDATED TOTAL DEBT                       APPLICABLE             APPLICABLE               APPLICABLE
TO                                            EURODOLLAR MARGIN      PRIME RATE MARGIN        COMMITMENT FEE RATE
CONSOLIDATED EBITDA
--------------------------------------------- ---------------------- ------------------------ ----------------------

Equal to or greater than 3.50 to 1.00                275.00                  125.00                   50.00
--------------------------------------------- ---------------------- ------------------------ ----------------------

Equal to or greater than 3.25 to 1.00 but            250.00                  100.00                   50.00
less than 3.50 to 1.00
--------------------------------------------- ---------------------- ------------------------ ----------------------

Equal to or greater than 3.00 to 1.00 but            225.00                   75.00                   50.00
less than 3.25 to 1.00
--------------------------------------------- ---------------------- ------------------------ ----------------------

Equal to or greater than 2.50 to 1.00 but            200.00                   50.00                   37.50
less than 3.00 to 1.00
--------------------------------------------- ---------------------- ------------------------ ----------------------

Equal to or greater than 2.00 to 1.00 but            175.00                   25.00                   37.50
less than 2.50 to 1.00
--------------------------------------------- ---------------------- ------------------------ ----------------------

Equal to or greater than 1.50 to 1.00 but            150.00                    -0-                    30.00
less than  2.00 to 1.00
--------------------------------------------- ---------------------- ------------------------ ----------------------

Equal to or greater than 1.00 to                     125.00                    -0-                    25.00
--------------------------------------------- ---------------------- ------------------------ ----------------------

                                                                  Exhibit 10.1.2

--------------------------------------------- ---------------------- ------------------------ ----------------------
RATIO OF
CONSOLIDATED TOTAL DEBT                       APPLICABLE             APPLICABLE               APPLICABLE
TO                                            EURODOLLAR MARGIN      PRIME RATE MARGIN        COMMITMENT FEE RATE
CONSOLIDATED EBITDA
--------------------------------------------- ---------------------- ------------------------ ----------------------

1.00 but less than 1.50 to 1.00
--------------------------------------------- ---------------------- ------------------------ ----------------------

Less than 1.00 to 1.00                               100.00                    -0-                    25.00

--------------------------------------------- ---------------------- ------------------------ ----------------------


         1.5. LETTER OF CREDIT PROVISIONS. Section 3.1(b) of the Credit Agreement is amended and restated in its entirety as follows:

                  (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) the amount that is 25% of the Total General Revolving Commitment then in effect, or (y) when added to the sum of the Reserved Amount and the aggregate principal amount of all Loans then outstanding, an amount equal to the Total General Revolving Commitment at such time; (ii) no Letter of Credit shall be issued or renewed, or amended to increase the Stated Amount thereof, if immediately after giving effect thereto the Borrowing Base then in effect is such that any Loans would be required to be prepaid or any Letter of Credit Outstandings would be required to be cash collateralized pursuant to section 5.2 hereof; (iii) no individual Letter of Credit (other than any Existing Letter of Credit) shall be issued that has an initial Stated Amount less than $25,000 unless such lesser Stated Amount is acceptable to the Letter of Credit Issuer; and (iv) each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of
         (A) one year from the date of issuance thereof, unless a longer period is approved by the relevant Letter of Credit Issuer and Lenders (other than any Defaulting Lender) holding a majority of the Total General Revolving Commitment, and (B) 15 Business Days prior to the Maturity Date, in each case on terms acceptable to the Administrative Agent and the relevant Letter of Credit Issuer.

         1.6. MANDATORY PREPAYMENT PROVISIONS. Sections 5.2(a) and 5.2(b) of the Credit Agreement are amended and restated in their entirety as follows:

                  5.2. MANDATORY PREPAYMENTS. The Loans shall be subject to mandatory prepayment in accordance with the following provisions:

                           (a) IF OUTSTANDING GENERAL REVOLVING LOANS, SWING
                  LINE REVOLVING LOANS, LETTER OF CREDIT OUTSTANDINGS AND RESERVED AMOUNT EXCEED TOTAL GENERAL REVOLVING COMMITMENT OR BORROWING BASE. If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of General Revolving Loans and Swing

                                                                  Exhibit 10.1.2

                  Line Revolving Loans, PLUS (ii) the aggregate amount of Letter of Credit Outstandings, PLUS (iii) the Reserved Amount exceeds the lesser of (x) the Total General Revolving Commitment as then in effect and (y) the Borrowing Base as then in effect, then the Borrower shall prepay on such date that principal amount of General Revolving Loans and, after General Revolving Loans have been paid in full, Swing Line Revolving Loans, and after Swing Line Revolving Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of any Loans to the applicable requirements as to the amounts of partial prepayments that are contained in section 5.1. If, after giving effect to the prepayment of General Revolving Loans, Swing Line Revolving Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the lesser of (x) the Total General Revolving Commitment as then in effect and (y) the Borrowing Base as then in effect, then the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

                           (b) IF OUTSTANDING SWING LINE REVOLVING LOANS EXCEED
                  UNUTILIZED TOTAL GENERAL REVOLVING COMMITMENT PLUS RESERVED AMOUNT. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Revolving Loans exceeds the sum of (x) the Unutilized Total General Revolving Commitment as then in effect that is available for a Borrowing made in compliance with the Borrowing Base provisions of sections 2.1 and 5.2(a) hereof, PLUS (y) the Reserved Amount, the Borrower shall prepay on such date Swing Line Revolving Loans in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Swing Line Revolving Loans to the requirements as to the amounts of partial prepayments of Swing Line Revolving Loans which are contained in section 5.1.

         1.7. ANNUAL CLEANDOWN. Section 5.2(d) of the Credit Agreement is hereby deleted in its entirety.

         1.8. SENIOR DEBT. Section 7.23 of the Credit Agreement is hereby amended by adding the following at the end thereof:

         The Obligations constitute "Senior Indebtedness", as defined in the SSC Credit Agreement; the SSC Credit Agreement is one of the SSC Documents; and the Loans and other Obligations rank senior in right of payment to the SSC Debt and the security interests securing the Loans and the other Obligations are superior and prior to the security interests securing the SSC Debt, each as provided in the subordination provisions of the SSC Credit Agreement.

                                                                  Exhibit 10.1.2

         1.9. BORROWING BASE CERTIFICATES. Section 8.1(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  (d) BORROWING BASE CERTIFICATES; BUDGETS. As soon as practicable and in any event within 20 days after the end of each fiscal month, (i) a written report, reasonably satisfactory in form and scope to the Collateral Agent, as to the inventory and accounts receivable of the Borrower and its Subsidiaries, setting forth the type, amount, value, location and aging of the Borrower's and its Subsidiaries' inventory and accounts receivable as of the end of such month, and (ii) a borrowing base certificate as to such inventory and accounts receivable in a form reasonably satisfactory in scope and form to the Collateral Agent (a "BORROWING BASE CERTIFICATE") relating to the fiscal month just ended.

                  Not later than 45 days after the commencement of the first fiscal quarter in any fiscal year of the Borrower and its Subsidiaries, a consolidated budget in reasonable detail for such entire fiscal year, and (if and to the extent prepared by management of the Borrower) for any subsequent fiscal years, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the budgeted balance sheet, income statement, operating cash flows and capital expenditures of the Borrower and its Subsidiaries for the period covered thereby, and the principal assumptions upon which such budget is based.

         1.10. LANDLORD/MORTGAGEE WAIVERS; BAILEE LETTERS. Section 8.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  8.14. LANDLORD/MORTGAGEE WAIVERS; BAILEE LETTERS. If requested to do so by the Administrative Agent (which may give any such request on its own initiative and shall give any such request when so instructed by the Required Lenders), the Borrower will promptly (and in any event within 60 days following any such request) use commercially reasonable efforts to obtain, and thereafter the Borrower will use commercially reasonable efforts to maintain in effect, (a) lien waivers from landlords and mortgagees having any interest in any Real Property on which any tangible items of Collateral, having a minimum value as specified by the Administrative Agent in such request, are located, substantially in the form provided by, or otherwise reasonably acceptable to, the Administrative Agent (it being understood that no lien waivers shall be required where the underlying lease or other document itself contains a lien waiver covering inventory and equipment which the Administrative Agent considers adequate, and further, it is expressly understood that no lien waivers will be requested for locations other than warehouse locations), and (b) bailee letters, substantially in the form provided by, or otherwise reasonably acceptable to, the Administrative Agent, from persons unrelated to any of the Credit Parties who are parties to the Security Agreement to whom any tangible items of Collateral having a minimum value as specified by the Administrative Agent in such request, have been delivered for storage, use, consignment or similar purposes.

                                                                  Exhibit 10.1.2

         1.11. LIENS. Section 9.3 of the Credit Agreement is hereby amended by inserting new clauses (d) and (e) as follows:

                  (d) SSC Debt: Liens that secure the indebtedness represented by the SSC Debt permitted under Section 9.4(e).

                  (e) Limited Inventory: Liens of Limited on the Limited Inventory pursuant to the Limited Documents.

         1.12. INDEBTEDNESS. Section 9.4 of the Credit Agreement is hereby amended by inserting a new clause (e) after clause (d) as follows and relettering the existing clauses (e) and (f) accordingly:

                  (e) SSC Debt: the SSC Debt;

         1.13. CERTAIN NEGATIVE COVENANTS. Sections 9.7 through 9.11 of the Credit Agreement are amended and restated in their entirety as follows:

                  9.7. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit its Consolidated Tangible Net Worth at any time to be less than $202,610,000, EXCEPT that:

                           (a) effective as of the end of the Borrower's fiscal
                  quarter ended on or nearest to February 3, 2001, and as of the end of each fiscal quarter thereafter, the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by 50% of the Consolidated Net Income of the Borrower for the fiscal quarter ended on such date, if any (there being no reduction in the case of any such Consolidated Net Income which reflects a deficit);

                           (b) the foregoing amount (as it may from time to time
                  be increased as herein provided), shall be increased by an amount equal to 90% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Borrower after February 3, 2001 (other than the following:
                  (i) Redeemable Stock, (ii) any conversion to equity of the Subordinated Bridge Debt, (iii) any sale or issuance to management or employees or employee benefit plans pursuant to employee benefit plans of general application, (iv) any issuance of equity for the purposes of making a charitable contribution of such equity that does not result in cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) and provided that all such charitable contributions shall not exceed $5,000,000 in the aggregate prior to the Maturity Date,
                  (v) any issuance in connection with the exchange of equity for trade payables that does not result in cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith), and (vi) any issuance in connection with a capital contribution from SSC); PROVIDED that if the Subordinated Bridge Debt is retired in full out of the net proceeds of an offering or other issuance involving the issuance by the Borrower of shares of its

                                                                  Exhibit 10.1.2

                  capital stock (other than Redeemable Stock), then effective immediately after giving effect to such issuance and such retirement, and the increase provided for in this clause (b) as a result of such issuance, the foregoing percentage shall change from 90% to 50%;

                           (c) the foregoing amount (as it may from time to time
                  be increased as herein provided), shall be increased by an amount equal to 90% of (x) the principal amount of Indebtedness (other than the Subordinated Bridge Debt) that is converted or exchanged after February 3, 2001 into common stock of the Borrower or any of its Subsidiaries or (y) the higher of stated value or liquidation value of Redeemable Stock, as the case may be, held by any person other than the Borrower or any of its Subsidiaries, which is converted or exchanged after February 3, 2001 into common stock of the Borrower or any of its Subsidiaries; and

                           (d) the foregoing amount (as it may from time to time
                  be increased as herein provided), shall be increased by an amount equal to 90% of the increase in Consolidated Tangible Net Worth attributable to the issuance of common stock or other equity interests (other than Redeemable Stock) subsequent to February 3, 2001 as consideration in any Acquisitions permitted under section 9.2.

                  9.8. MAXIMUM CAPITAL EXPENDITURES. The Borrower will not permit Consolidated Capital Expenditures in any fiscal year to exceed in the aggregate 75% of the sum of (i) Consolidated Depreciation Expense plus (ii) Consolidated Amortization Expense for such fiscal year.

                  9.9. MINIMUM WORKING CAPITAL. The Borrower will not permit Consolidated Working Capital to be less than $200,000,000 at any time.

                  9.10. [RESERVED.]

                  9.11. [RESERVED.]

         1.14. CROSS DEFAULT UNDER OTHER INSTRUMENTS. Section 10.1(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  (e) CROSS DEFAULT UNDER OTHER AGREEMENTS: the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to
         (w) any Indebtedness (other than the Obligations) owed to any Lender,
         (x) any Indebtedness that constitutes Subordinated Bridge Debt or Subordinated Bridge Debt Refinancing, (y) the SSC Credit Agreement, or
         (z) any other Indebtedness having an aggregate unpaid principal amount of $1,000,000 or greater, and in any such case such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur

                                                                 Exhibit 10.1.2


         or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or

         1.15. MODIFICATIONS OF SSC DOCUMENTS. Section 9 of the Credit Agreement is hereby amended by adding a new section 9.18 as follows:

                  9.18. MODIFICATIONS OF SSC DOCUMENTS. The Borrower will not amend, modify or agree to any other change to any SSC Document as in effect on December __, 2000, unless, prior to the effectiveness thereof, any such amendment, modification or other change has been approved in writing by the Administrative Agent, acting on instructions from the Required Lenders.

         1.16. MODIFICATIONS OF LIMITED DOCUMENTS. Section 9 of the Credit Agreement is hereby amended by adding a new section 9.19 as follows:

                  9.19. MODIFICATIONS OF THE LIMITED DOCUMENTS. The Borrower will not amend, modify or agree to any other change to the Limited Documents from their forms attached hereto as Exhibits L-1 and L-2 which amendment, modification or change expands the scope of the liens granted thereunder, the scope of the collateral covered thereby, or otherwise conflicts with or is superior to the liens or security interests of the Administrative Agent or the Lenders, unless, prior to the effectiveness thereof, such amendment, modification or other change has been approved in writing by the Administrative Agent, acting on instructions from the Required Lenders.

         1.17. REPAYMENT OF THE SSC DEBT. Section 9 of the Credit Agreement is hereby amended by adding a new section 9.20 as follows:

                  9.20. REPAYMENT OF SSC DEBT. The Borrower will not permit the aggregate outstanding principal balance of the SSC Debt at any time to be less than $20,000,000 prior to the later of (i) receipt by the Administrative Agent of audited financial statements for the fiscal year ended February 2, 2002 that demonstrates Consolidated EBITDA for such fiscal year of no less than $100,000,000, or (ii) April 30, 2002.


         SECTION 2. WAIVER

         Subject to the satisfaction of each of the conditions to effectiveness set forth in Section 5, the Lenders hereby waive each of the Existing Defaults. This waiver is limited strictly to the Existing Defaults, and shall not constitute a waiver of any other Default or Event of Default, whether now existing or hereafter arising, including without limitation any subsequent failure of the Borrower to comply with the covenants set forth in Section 9.7 through 9.11 of the Credit Agreement.

                                                                 Exhibit 10.1.2

         SECTION 3. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants as follows:

         3.1. AUTHORIZATION AND VALIDITY OF DOCUMENTS. This Amendment, each Security Document, and each SSC Document has been duly authorized by all necessary corporate action on the part of each Credit Party party thereto, has been duly executed and delivered by a duly authorized officer of each such Credit Party, and constitutes the valid and binding agreement of each such Credit Party, enforceable against such Credit Party in accordance with its terms.

         3.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Credit Parties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all material respects as of the date when made.

         3.3. NO EVENT OF DEFAULT. Except for the Existing Defaults, no condition or event has occurred or exists that constitutes a Default or an Event of Default.

         3.4. COMPLIANCE. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and each Credit Party is in full compliance with the other Credit Documents to which it is a party.


         SECTION 4. CONTINUING EFFECT OF CREDIT DOCUMENTS.

         This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement or any other Credit Document not expressly referred to herein and shall not be construed as an amendment, waiver, or consent to any action on the part of the Borrower that would require an amendment, waiver, or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement and each other Credit Document are and shall remain in full force and effect in accordance with their respective terms.


         SECTION 5. CONDITIONS TO EFFECTIVENESS.

         This Amendment shall become effective on a date (the "AMENDMENT EFFECTIVE DATE"), on or before December ___, 2000, if the following conditions shall have been satisfied on and as of such date:

                  (a) counterparts of this Amendment shall have been executed by the Borrower, the Required Lenders and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

                                                                 Exhibit 10.1.2

                  (b) the Acknowledgment and Consent appended hereto shall have been executed by the Credit Parties named therein, and counterparts thereof as so executed shall have been delivered to the Administrative Agent;

                  (c) the Credit Parties named therein and the Collateral Agent shall have executed and delivered the Security Documents substantially in the respective forms attached hereto as Exhibits A and B, and the applicable Security Documents shall be in full force and effect;

                  (d) the Borrower shall have delivered to the Collateral Agent a Borrowing Base Certificate pursuant to section 8.1(d) of the Credit Agreement as amended hereby, containing information as of [October 31, 2000], and such Borrowing Base Certificate shall be satisfactory in form, detail and scope to the Collateral Agent;

                  (e) the Borrower shall have delivered to the Administrative Agent, in sufficient quantity for the Lenders, a certificate signed on behalf of the Borrower by its chief financial officer, (i) setting forth calculations required to establish compliance as of [__________, 2000], with the financial covenants contained in sections 9.4(c), 9.5(p), and 9.6 through 9.11 of the Credit Agreement, as amended by this Amendment, and (ii) stating that no Default or Event of Default exists under the Credit Agreement as amended by this Amendment;

                  (f) the Borrower shall have delivered to the Administrative Agent an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date, from Porter, Wright, Morris & Arthur, special counsel to the Borrower, substantially in the form of Exhibit C hereto and covering such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent; the Borrower shall further cause to be delivered to the Administrative Agent an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date, from Porter, Wright, Morris & Arthur, covering the perfection of security interests in each jurisdiction (other than Ohio) for which UCC financing statements are prepared and executed within five days of the Amendment Effective Date, it being expressly understood and agreed that Borrower's failure to deliver such opinion within five days of the Amendment Effective Date shall constitute an Event of Default under the Credit Agreement;

                  (g) each of the SSC Documents shall be satisfactory in form and substance to the Required Lenders, and the Administrative Agent shall have received fully executed counterparts of each SSC Document, and each of the SSC Documents shall be in full force and effect;

                  (h) the Borrower shall have obtained an initial advance of the SSC Debt of not less than $20,000,000;

                  (i) the Administrative Agent shall have received from SSC (i) evidence satisfactory to it of the consummation of the purchase by SSC of all of the Borrower's

                                                                 Exhibit 10.1.2

         outstanding Subordinated Bridge Debt, and (ii) a letter in form and substance satisfactory to the Required Lenders with respect to SSC's commitment to restructure the Subordinated Bridge Debt;

                  (j) SSC and the Administrative Agent shall have agreed to restructure the subordination provisions of the Subordinated Bridge Debt in a manner satisfactory to the Required Lenders in their reasonable discretion substantially in the form of Exhibit H hereto in the event that the Subordinated Bridge Debt has not been converted to equity of the Borrower or any of its Subsidiaries on or prior to March 15, 2001; it being expressly understood that, in the event that the Subordinated Bridge Debt has not been converted to equity of the Borrower or any of its Subsidiaries on or prior to March 15, 2001, the failure to restructure such subordination provisions shall constitute an Event of Default under the Credit Agreement;

                  (k) The Borrower shall have paid or caused to be paid all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Amendment and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby;

                  (l) The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, certified copies of the resolutions of the Board of Directors of the Borrower and each other Credit Party, approving this Amendment and each of the Credit Documents to which the Borrower or any such other Credit Party, as the case may be, is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Borrower or any such other Credit Party of this Amendment and each of the Credit Documents to which it is or may become a party;

                  (m) The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of the Borrower and of each other Credit Party, certifying (i) the names and true signatures of the officers of the Borrower or such other Credit Party, as the case may be, authorized to sign this Amendment and the Credit Documents to which the Borrower or such other Credit Party is a party and any other documents to which the Borrower or any such other Credit Party is a party which may be executed and delivered in connection herewith (ii) the articles of incorporation (or other applicable organizational documents) of such Credit Party, each as certified by the secretary of state of the jurisdiction of its incorporation or organization, (iii) the by-laws (or other applicable organizational documents) of such Credit Party, and (iv) a certificate of good standing of such Credit Party in the jurisdiction in which it is incorporated or organized and in each other jurisdiction in which such Credit Party is required to be qualified to do business;

                  (n) The Security Documents (or proper notices or financing statements in respect thereof) shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve, and protect the rights and security interests of the parties thereto and their respective successors and assigns, all

                                                                 Exhibit 10.1.2

         collateral items required to be physically delivered to the Collateral Agent thereunder shall have been so delivered, accompanied by any appropriate instruments of transfer, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments shall have been paid in full;

                  (o) The Collateral Agent shall have received certificates of insurance and other evidence, satisfactory to it, of compliance with the insurance requirements of the Credit Agreement and the Security Documents;

                  (p) The Administrative Agent shall have received completed requests for information on Form UCC-11, or search reports from one or more commercial search firms acceptable to the Administrative Agent, listing all of the effective financing statements filed against any Credit Party which is a party to any Security Document in any jurisdiction in which such Credit Party maintains an office or in which any Collateral of such Credit Party is located, together with copies of such financing statements;

                  (q) All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Required Lenders, and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request; and

                  (r) The Limited Documents shall be satisfactory in form and substance to the Required Lenders and be substantially in the form of Exhibits L-1 and L-2 attached hereto, and the Administrative Agent shall have received fully executed counterparts of the Limited Documents.

and thereafter this Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, and each Lender and their respective permitted successors and assigns. After this Amendment becomes effective, the Administrative Agent will promptly furnish a copy of this Amendment to each Lender and the Borrower.


         SECTION 6. MISCELLANEOUS.

         6.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

         6.2. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference

                                                                 Exhibit 10.1.2

therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         6.3. EXPENSES. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower shall pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the reasonable costs and fees of the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all reasonable costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

         6.4. SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

         6.5. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

         6.6. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         6.7. ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

         6.8. JURY TRIAL WAIVER. The parties hereto hereby confirm that the jury trial waiver provisions of section 12.8(c) of the Credit Agreement shall be fully applicable to this Amendment and the transactions contemplated hereby.

         6.9. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.


               [The balance of this page is intentionally blank.]

                                                                 Exhibit 10.1.2

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

VALUE CITY DEPARTMENT STORES, INC.        NATIONAL CITY BANK, INDIVIDUALLY AS A
                                          LENDER, THE SWING LINE LENDER, A
                                          LETTER OF CREDIT ISSUER AND IN ITS
                                          CAPACITY AS THE COLLATERAL AGENT, THE
                                          DOCUMENTATION AGENT AND THE
BY:_________________________________      ADMINISTRATIVE AGENT
James A. McGrady, Chief Financial
Officer and Treasurer


                                          BY:___________________________________
                                             Ralph A. Kaparos,
                                             Senior Vice-President


BANK ONE, N. A., AS A LENDER              LASALLE BANK NATIONAL ASSOCIATION,
                                          AS A LENDER


BY:_________________________________      BY:___________________________________
TITLE:                                    TITLE:


FIRSTAR CORPORATION, AS A LENDER          HSBC BANK USA, AS A LENDER


BY:_________________________________      BY:_________________________________
TITLE:                                    TITLE:


THE HUNTINGTON NATIONAL BANK,             FIFTH THIRD BANK, CENTRAL OHIO,
AS A LENDER                               AS A LENDER


BY:_________________________________      BY:___________________________________
TITLE:                                    TITLE:


BANK LEUMI USA, CHICAGO BRANCH,           ASSOCIATED BANK MILWAUKEE,
AS A LENDER                               AS A LENDER


BY:_________________________________      BY:___________________________________
TITLE:                                    TITLE:

                                                                 Exhibit 10.1.2


FIRST BANK, AS A LENDER                   WELLS FARGO BANK N.A., AS A LENDER


BY:_________________________________      BY:_________________________________
TITLE:                                    TITLE:


THE FUJI BANK, LIMITED, AS A LENDER


BY:_________________________________
TITLE: